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                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                             WONDER CAPITAL, INC.


     We, the undersigned, natural persons over the age of eighteen (18) years or more, acting as incorporators of the Corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such Corporation.

                                   ARTICLE I

                                CORPORATE NAME

     The name of the Corporation is WONDER CAPITAL, INC.

                                  ARTICLE II

                                   DURATION

     The duration of the Corporation shall be perpetual.

                                  ARTICLE III

                               GENERAL PURPOSES

     This Corporation is organized for the following purposes:

     A. To purchase, sell and invest in new products, technologies and businesses of any and all types and kinds.

     B.   To acquire or merge into existing businesses.

     C. To buy, sell, mortgage, exchange, lease, hold for investment or otherwise operate real and personal property of all kinds and any interest therein.

     D.   For any other purposes allowed by law.

     E. The provisions of this Article shall be construed as purposes and powers and each as an independent purpose and power. The enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers therein specified shall not be limited or restricted by reference to,

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          or inference from, the terms of any provisions of this or any other article hereof.

                                  ARTICLE IV

                               AUTHORIZED SHARES

     The aggregate number of shares the Corporation shall have authority to issue is ONE HUNDRED MILLION (100,000,000) shares with a par value of ONE TENTH OF ONE CENT ($.001) per share. All stock of this Corporation shall be of the same class which shall be designated common stock.

                                   ARTICLE V

                           COMMENCEMENT OF BUSINESS

     The Corporation will not commence business until at least ONE THOUSAND DOLLARS ($1,000) in cash or property has been received by it as consideration for the issuance of its shares.

                                  ARTICLE VI

                          REGISTERED OFFICE AND AGENT

     The post office address of the Corporation's initial registered office is 324 South State Street, Suite 152, Salt Lake City, Utah 84111, and the name of its initial registered agent at such address is Arnold Swenson.

                                  ARTICLE VII

                               PRE-EMPTIVE RIGHTS

     The shareholders shall have no pre-emptive rights to acquire any securities of this Corporation.

                                 ARTICLE VIII

                                   DIRECTORS

          The number of directors constituting the initial Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and shall qualify are:

          Arnold Swenson           324 South State Street, #152
                                   Salt Lake City, UT 84111

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          David Copier             2212 East 4500 South
                                   Salt Lake City, UT 84117

          Dirk C. Anderson         6292 Howey Drive
                                   Salt Lake City, UT

                                  ARTICLE IX

                                 INCORPORATORS

          The names and addresses of the incorporators are:

          Arnold Swenson           324 South State Street, #152
                                   Salt Lake City, UT 84111

          Debra C. Headman         420 East South Temple, #334
                                   Salt Lake City, UT 84111

          Dirk C. Anderson         6292 Howey Drive
                                   Salt Lake City, UT

                                   ARTICLE X

                               NON-ASSESSABILITY

     Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

                                  ARTICLE XI

                        EXEMPTION FROM CORPORATE DEBTS

     The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

                                  ARTICLE XII

             COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this Corporation and any one or more of its directors of any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract of transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board

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of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the Corporation.

     DATED this 24/th/ day of February, 1987

                                                  /s/ Arnold Swenson
                                                  ------------------------------
                                                  Incorporator

                                                  /s/ Debra C. Headman
                                                  ------------------------------
                                                  Incorporator

                                                  /s/ Dirk C. Anderson
                                                  ------------------------------
                                                  Incorporator

     Arnold Swenson hereby accepts the appointment as registered agent for Wonder Capital, Inc.

                                                  /s/ Arnold Swenson
                                                  ------------------------------
                                                  Registered Agent

STATE OF UTAH           )
                        )  ss.
COUNTY OF SALT LAKE     )

     On the 24/th/ day of February, 1987, personally appeared before me Arnold Swenson, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24/th/ day of February, 1987.

                                                  /s/ A. O. Headman, Jr.
                                                  ------------------------------
                                                  NOTARY PUBLIC
                                                  Residing at Salt Lake
                                                              ------------------

My Commission expires:

March 20, 1987
-----------------------

STATE OF UTAH           )
                        )  ss.

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COUNTY OF SALT LAKE       )

     On the 24/th/ day of February, 1987, personally appeared before me Debra C. Headman, who being by me first duly sworn, declared that she is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24/th/ day of February, 1987.

                                                  /s/ A. O. Headman, Jr.
                                                  ------------------------------
                                                  NOTARY PUBLIC
                                                  Residing at Salt Lake
                                                              ------------------

My Commission expires:

March 20, 1987
-------------------------

STATE OF UTAH             )
                          )  ss.
COUNTY OF SALT LAKE       )

     On the 24/th/ day of February, 1987, personally appeared before me Dirk C. Anderson, who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24/th/ day of February, 1987.

                                                  /s/ A. O. Headman, Jr.
                                                  ------------------------------
                                                  NOTARY PUBLIC
                                                  Residing at Salt Lake
                                                              ------------------

My Commission expires:

March 20, 1987
-------------------------

STATE OF UTAH             )
                          )  ss.
COUNTY OF SALT LAKE       )

     On the 24/th/ day of February, 1987, personally appeared before me Arnold Swenson, who being by me first duly sworn, declared that he is the person who signed the foregoing document as the Registered Agent and that the statements therein contained are true.

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     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24/th/ day of
February, 1987.

                                                  /s/ A. O. Headman, Jr.
                                                  ------------------------------
                                                  NOTARY PUBLIC
                                                  Residing at Salt Lake
                                                              ------------------

My Commission expires:

March 20, 1987
-------------------------

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